Exhibit 10.1

Amendment to

Stock Purchase Agreement

By and Between

Tucows Inc., William Ford, Granville Barker, Grant Spradling and Justin Thornton

This amendment agreement (“Amendment Agreement”), effective as of May 3, 2005 shall amend the Stock Purchase Agreement (the “Agreement”) by and between Tucows Inc.(“Tucows”) and Boardtown Corporation (“Boardtown”) dated as of  April 20, 2004.

The parties are desirous to amend the terms of the Agreement and accordingly agree as follows:

1. Section 1.4 (c) of the Agreement is hereby deleted and replaced with the following:

“Hosted Helpdesk Service” has the meaning set out in Schedule G. If the business contributions from the Shareholders as they relate to the Hosted Helpdesk Service are satisfied by no later than July 15, 2005, Tucows and the Shareholders will instruct the escrow agent to disburse $200,000 from Escrow Account 1 to the Shareholders, in accordance with the escrow agreement entered into by and between the parties simultaneously with the Agreement.

Save and except as modified herein, all terms and condition of the Agreement shall remain in full force and effect. In the event of any conflict between this Amendment Agreement and the Agreement, the terms of this Amendment Agreement shall prevail.

The parties acknowledge and agree that this Amendment Agreement shall be subject to the approval of Tucows’ Board of Directors.

/s/BRENDA LAZARE
Tucows Inc.

/s/WILLIAM FORD
William Ford

/s/GRANVILLE BARKER
Granville Barker

/s/GRANT SPRADLING
Grant Spradling

/s/JUSTIN THORNTON
Justin Thornton